Exhibit 23.1

Onestop Assurance PAC
Co. Registration No.: 201823302D
Tel: 9644 9531
10 Anson road #13-09
International plaza
Singapore-079903
Email: audit@onestop-ca.com
Website: www.onestop-ca.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of EOS Inc. of our audit report dated March 31, 2023, with respect to the consolidated financial statements of EOS Inc. appearing in the Annual Report on Form 10-K for the year ended December 31, 2022.

/s/ Onestop Assurance PAC

Singapore

September 6, 2023